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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 15, 2013, in the Registration Statement (Form S-1) and related Prospectus of PTC Therapeutics, Inc. for the registration of shares of their common stock.

/s/ Ernst & Young LLP

Metro Park, New Jersey
May 16, 2013

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  Exhibit 23.1